Exhibit 107

Calculation of Filing Fee Table

S-3
(Form Type)

Indiana Michigan Power Company
(Exact Name of Registrant as Specified in its Charter)

 Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Debt	Unsecured Notes	457(o)			$1,000,000,000	0.0001102	$110,200
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A			N/A			N/A	N/A	N/A
		Total Offering Amount				$1,000,000,000		$110,200
		Total Fees Previously Pad						N/A
		Total Fee Offsets						$44,162
		Net Fee Due						$66,038 (1)

Table 2: Fee Offset Claims and Sources

	Rule 457(p)
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Association with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fees Offset Claims	Indiana Michigan Power Company	S-3	333-225103	May 22, 2018 (effective May 30, 2018)		$44,162	Debt	Unsecured Senior Notes	$400,000,000	$400,000,000
Fees Offset Sources	Indiana Michigan Power Company	S-3	333-225103		May 22, 2018 (effective May 30, 2018)						$44,162

(1)Indiana Michigan Power Company paid an aggregate registration fee of $146,287.50 in connection with the Registration Statement on Form S-3 (Registration Statement No. 333-225103), filed on May 22, 2018 (the “Prior Registration Statement”) relating to the registration of $1.325 billion of unsecured notes of which $400 million have not been sold or issued. Pursuant to Rule 457(p), the $110,200 registration fee associated with this filing is being partially offset by the $44,162 in fees that remain available under the Prior Registration Statement. The Prior Registration Statement is hereby withdrawn and any offering of the unsold securities thereunder has been terminated.